                             Reinsurance Agreement
                                  No. 5090-02
                                      for

                            NORTH AMERICAN SECURITY
                             LIFE INSURANCE COMPANY

          Automatic Yearly Renewable Term (YRT) Reinsurance Agreement
                                 (No. 5090-02)


                                    Between

                            NORTH AMERICAN SECURITY
                             LIFE INSURANCE COMPANY

                            of Boston, Massachusetts
                      (Reinsured referred to as you, your)

                                      and

                            TRANSAMERICA OCCIDENTAL
                             LIFE INSURANCE COMPANY

                           of Los Angeles, California
                     (Reinsurer referred to as we, us, our)


                           Effective November 1, 1995

                                   CONTENTS

                                    ARTICLES

   I     Basis of Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . .  1
  II     Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
 III     Formal Cession  . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  IV     Plans of Reinsurance  . . . . . . . . . . . . . . . . . . . . . . . .  3
   V     Reinsurance Premiums  . . . . . . . . . . . . . . . . . . . . . . . .  3
  VI     Premium Accounting  . . . . . . . . . . . . . . . . . . . . . . . . .  4
 VII     Oversights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
VIII     Reductions, Terminations and Changes  . . . . . . . . . . . . . . . .  5
  IX     Increase In Retention . . . . . . . . . . . . . . . . . . . . . . . .  6
   X     Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  XI     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
 XII     Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
XIII     Inspection of Records . . . . . . . . . . . . . . . . . . . . . . . .  9
 XIV     Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
  XV     Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
 XVI     Parties to Agreement  . . . . . . . . . . . . . . . . . . . . . . .   10
XVII     DAC Tax - Section 1.848-2(g)(8) Election  . . . . . . . . . . . . .   10
VIII     Duration of Agreement . . . . . . . . . . . . . . . . . . . . . . .   11
 XIX     Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12



         SCHEDULES


   A     Specifications
   B     Benefits
   C     Definitions

         EXHIBITS

   I     Retention Limits
  II     Reinsurance Premiums
 III     YRT Rate Schedules

 All schedules and exhibits attached will be considered part of this agreement.





                                                       TRANSAMERICA REINSURANCE

                                   ARTICLE I

                              BASIS OF REINSURANCE

Reinsurance under this Agreement must be life insurance as stated in Schedule
A. You must automatically reinsure the life insurance for the plans as stated in Schedule A and any additional benefits listed in Schedule B.

1.  REQUIREMENTS FOR AUTOMATIC REINSURANCE:

    A.   Each individual risk must be a resident of the United States.

    B. Each individual risk must be underwritten according to your standard underwriting practices and guidelines.

    C. Any risk offered on a facultative basis by you to us or any other company will not qualify for automatic reinsurance.

    D.   The maximum issue age on any risk will be age 80.

    E. The mortality rating on each individual risk must not exceed Table 16, Table P, 500% or its equivalent on a flat extra premium basis.

    F. The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the jumbo limits as stated in Schedule A.

    G. On each individual risk, you must retain the amounts of insurance as stated in Exhibit I.

    H. The maximum amounts of insurance to be reinsured on each individual risk must not exceed the automatic binding limits as stated in Schedule A.

2.  REQUIREMENTS FOR FACULTATIVE REINSURANCE:

    A.   Plan of Insurance Listed in Schedule A:

         (1) If the Requirements for Automatic Reinsurance are met but you prefer to apply for facultative reinsurance, then you must submit to us all the papers relating to the insurability of the individual risk for facultative reinsurance.

         (2) If Requirements for Automatic Reinsurance are not met, then you must submit to us all the papers relating to the insurability of the individual risk for facultative reinsurance.

    B.   Plan of Insurance Not Listed in Schedule A:

         You may submit an application for facultative reinsurance on any of your other plans of insurance.


3. Copies of all the papers relating to the insurability of the individual risk must be sent to us for facultative reinsurance. After we have examined the papers sent, we will promptly notify you of our final underwriting offer or our underwriting offer subject to additional requirements. Our final underwriting offer on the individual risk will automatically terminate when one of the following situations occurs:

     (1) The date we receive notice from you of the withdrawal of your application, or

     (2)         120 days after we made our offer or

     (3)         The date specified in our approval to extend our offer.

4. In no event will we be liable for reinsurance unless the issuance of the insurance, issued directly by you, constituted the doing of business in a jurisdiction in which you are properly licensed.

                                   ARTICLE II

                                   LIABILITY

1. Our liability for automatic reinsurance will begin simultaneously with your liability.

2. Our liability for facultative reinsurance on the individual risk will begin simultaneously with your liability once we have accepted the application in writing for facultative reinsurance and you have accepted our offer.

3. Our liability for reinsurance on the individual risk will terminate when your liability terminates.

4. The initial and subsequent reinsurance premiums must be received by us on a timely basis for us to maintain our liability of each individual risk.

                                  ARTICLE III

                                 FORMAL CESSION

You will inform us of any reinsurance by submitting a monthly accounting statement as described in Article VI.



                                   ARTICLE IV

                              PLANS OF REINSURANCE

1.  Life reinsurance will be on the basis as stated in Schedule B.

2. When requested, you must furnish us with a copy of each policy, rider, rate book and cash value table which applies to the life insurance reinsured.

                                   ARTICLE V

                              REINSURANCE PREMIUMS

 1. Life Reinsurance Premiums.

    A.   Life Reinsurance Premiums Paid on a Yearly Renewable Term Basis.

         The life reinsurance premium on the net amount at risk will be determined from Exhibit II.

    B.   Deficiency Reserves of the Yearly Renewable Term Premiums.

         We anticipate that the premium rates in Exhibit III will be continued indefinitely for all of the life reinsurance to which such rates will apply.

         However, because of technical questions in some states regarding deficiency reserves, if any one or more of such premium rates for any policy year or years after the third will be less than the net premium rate or rates based on the 1980 CSO Table for the applicable mortality rating with interest at the rate specified in the Standard Valuation Law, then, in that event, only the latter rate will be guaranteed by us.

                                   ARTICLE VI

                               PREMIUM ACCOUNTING

1.      Payment of Reinsurance Premiums

    A.  The reinsurance premiums will be paid to us on the basis stated in
        Exhibit II.

    B. Within twenty-five (25) days after the close of each month, you will send us a copy of a statement listing first year and renewal reinsurance premiums less refunds and allowances (dividends and cash values, if applicable) and other data mutually agreed upon by both parties.

    C. If the net reinsurance premium balance is payable to us, you must include this payment with your statement. If the net reinsurance premium balance is not received by us or a statement is not prepared and sent to us within twenty-five (25) days after the close of the month, the reinsurance premiums for all of the reinsurance risks listed on the statement will be delinquent.

    D. If the net reinsurance premium balance is payable to you, we must remit our payment to you within thirty days after receiving your statement.

2.  Termination Because of Non-Payment of Premium.

    When reinsurance premiums are delinquent, we have the right to terminate the reinsurance risks on the statement by giving you thirty (30) days' written notice. As of the close of this thirty (30) day period, all of our liability will terminate for:

    A.   The risks described in the preceding sentence and

    B. The risks where the reinsurance premiums became delinquent during the thirty (30) day period.

    Regardless of these terminations, you will continue to be liable to us for all unpaid reinsurance premiums earned by us.

3.  Reinstatement of a Delinquent Statement.

    You may reinstate the terminated risks within sixty (60) days after the effective date of termination by paying the unpaid reinsurance premiums for the risks in force prior to the termination. However, we will not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement will be the day we receive the required back premiums.

 4. Currency.

    The reinsurance premiums and benefits payable under this Agreement will be payable in the lawful money of the United States.

5. Within sixty (60) days following the close of each calendar year, you will send us an inforce listing of all policies reinsured under this Agreement.

                                  ARTICLE VII

                                   OVERSIGHTS

If there is an unintentional oversight or misunderstanding in the administration of this Agreement by either company, it can be corrected provided the correction takes place promptly after the time the oversight or misunderstanding is first discovered. Both companies will be restored to the position they would have occupied had the oversight or misunderstanding not occurred. Interest at a rate to be determined annually will be payable on any premiums or allowances due as a result of the oversight or misunderstanding.

                                  ARTICLE VIII

                      REDUCTIONS, TERMINATIONS AND CHANGES

1. If there is a contractual or non-contractual replacement or change in the insurance reinsured under this Agreement where full underwriting evidence according to your regular underwriting rules is not required, the insurance will continue to be reinsured with us under this Agreement.

2.  If the insurance reinsured under this Agreement increases and

    A. The increase is subject to new underwriting evidence, the provisions of Article I shall apply to the increase in reinsurance.

    B. The increase is not subject to new underwriting evidence, we will accept automatically the increase in reinsurance but not to exceed our automatic binding limit.

3. If the insurance reinsured under this Agreement is increased or reduced, the reinsurance for the individual risk involved will be increased or reduced by the same amount on the effective date of increase or reduction. If an individual life is shared by more than one reinsurer, our share of the increase or decrease will be the same percentage as our initial reinsurance on the individual risk.

4. If any portion of the total insurance retained by you on an individual life reduces or terminates, any reinsurance under this Agreement based on the same life will also be reduced or terminated. You will reduce your reinsurance by applying the retention limits which were in effect at the time the policy was issued. You will not be required to retain an amount in excess of your regular retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

    You must first reduce the reinsurance of the insurance which has the same mortality rating as the terminated insurance. If further reduction is required, the reinsurance to be terminated or reduced will be determined by chronological order in which the reinsurance was first reinsured.

5. If the insurance for a risk is shared by more than one reinsurer, our percentage of the increased or reduced reinsurance will be the same as our initial percentage of reinsurance of the individual risk.

6. If insurance reinsured under this Agreement is terminated, the reinsurance for the individual risk involved will be terminated on the effective date of termination.

7. On facultative reinsurance, if you wish to reduce the mortality rating, this reduction will be subject to the facultative provisions of this Agreement.

8. If at the time of a contractual or non-contractual change, you elect not to continue to reinsure the risk with us, you must pay us an early recapture charge as negotiated with us.

9. We will refund to you all unearned reinsurance premiums not including policy fees, less applicable allowances, arising from reductions, terminations and changes as described in this Article.

10. Changes as a result of extended term or reduced paid-up will be handled like reductions.

                                   ARTICLE IX

                             INCREASE IN RETENTION

1. If you should increase the retention limits as listed in Exhibit I, prompt written notice of the increase must be given to us.

2. You will have the option of recapturing the reinsurance under this Agreement when your retention limit increases, and following the number of policy years until recapture as stated in Schedule A. You may exercise your option to recapture by giving written notice to us within ninety days after the effective date of the increase.

3.  If you exercise your option to recapture, then

    A. You must reduce the reinsurance on each individual life on which you retained your maximum retention limit for the age and mortality rating that was in effect at the time the reinsurance was ceded to us.

    B. No recapture will be made to reinsurance on an individual life if (a) you retained a special retention limit less than your maximum retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to us, or if (b) you did not retain insurance on the life.

    C. You must increase your total amount of insurance on the individual life up to your new retention limit by reducing the reinsurance. If an individual life is shared by more than one reinsurer, our percentage of the reduced reinsurance will be the same percentage as our initial reinsurance on the individual risk.

    D. The reduction of reinsurance will become effective on the policy anniversary date immediately following the effective date of your increase in retention limits.

                                   ARTICLE X

                                 REINSTATEMENT

If insurance lapses for nonpayment of premium and is reinstated under your terms and rules, the reinsurance will be reinstated by us. You must pay us all back reinsurance premiums in the same manner as you received insurance premiums under your policy.

                                   ARTICLE XI

                                    EXPENSES

You must pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

                                  ARTICLE XII

                                     CLAIMS

1. Our liability for the insurance benefits reinsured under this Agreement will be the same as your liability for such benefits. All reinsurance claim settlements will be subject to the terms and conditions of the particular contract under which you are liable.

2.  When you are advised of a claim, you must promptly notify us.

3. If a claim is made under incontestable insurance reinsured under this Agreement and if you retained fifty percent or more of the insurance at the time of issue, we will abide the issue as it is settled by you. When you request payment of the reinsurance proceeds, you must deliver a copy of the proof of death and the claimant's statement to us.

4. If a claim is made under either (a) incontestable insurance and if you retained less than fifty percent of the insurance at the time of issue, or
    (b) contestable insurance reinsured under this Agreement, you must submit a copy of all papers connected with the claim to us. After reviewing all the claim papers, we will give our opinion as to how we would handle the claim had it been ours. We must give our opinion within ten working days after we receive a copy of all papers connected with the claim. If we do not respond within this ten (10) day period, it will be presumed we are agreeable to the payment of the claim. However, given your relationship with your claimant, you are not obligated to follow our opinion.

5. Payment of reinsurance proceeds will be made in a single sum regardless of your mode of settlement.

6.  A.   You must promptly notify us of your intent to contest insurance reinsured under this Agreement or to assert defenses to a claim for such insurance. If your contest of such insurance results in the reduction of your liability, we will share in this reduction. Our percentage of the reduction will be our net amount of risk on the individual life as it relates to your total net amount at risk on the date of the death of the insured.

    B. If we should decline to participate in the contest or assertion of defenses, we will then release all of our liability by paying you the full amount of reinsurance and not sharing in any subsequent reduction in liability.

7. If the amount of insurance provided by the policy or policies reinsured under this Agreement is increased or reduced because of a misstatement of age or sex established after the death of the insured, we will share with you in this increase or reduction. Our share of this increase or reduction will be the percentage that our net liability relates to your total net liability and that of other reinsurers, immediately prior to this increase or reduction. In the case of reinsurance on the yearly renewable term basis, our reinsurance will be calculated from the inception date of the policy on the adjusted amounts using the premiums and reserves applicable to the correct age or sex. Any adjustment in reinsurance premiums will be made without interest.

8. If a claim is approved for disability waiver of premium insurance reinsured under this Agreement, you will continue to pay the reinsurance premiums to us. We will reimburse you for our share of the annual liability, less any commissions not paid to your agent.

9. You must pay the routine expenses incurred in connection with settling claims. These expenses may include compensation of agents and employees and the cost of routine investigations.

10. We will share with you all expenses that are not routine. Expenses that are not routine are those directly incurred in connection with the contest or the possibility of a contest of insurance or the assertion of defenses. These expenses will be shared in proportion to the net sum at risk for both of us. However, if we have released our liability under Section 6. of this Article, we will not share in any expenses incurred after our date of release.

11. In the case of a claim described under:

    A. Section 3 of this Article, in no event will we have any liability for any Extra-Contractual Damages which are rendered against you as a result of acts, omissions or course of conduct committed by you in connection with the insurance reinsured under this Agreement.

    B. Section 4 of this Article and if you followed our opinion, we recognize that circumstances may arise under which we, in equity, should share, to the extent permitted by law, in paying certain assessed damages. Such circumstances are difficult to define in advance, but involve those situations in which we were an active party in the act, omission or course of conduct which ultimately resulted in the assessment of such damages. The extent of such sharing is dependent on good faith assessment of culpability in each case, but all factors being equal, the division of any such assessment would be in proportion to what impact our opinion had on such damages.

                                  ARTICLE XIII

                             INSPECTION OF RECORDS

We will have the right, at any reasonable time, to inspect your books and documents which relate to your reinsurance under this Agreement.

                                  ARTICLE XIV

                                   INSOLVENCY

1. If you become insolvent, all of the reinsurance due you will be paid immediately upon demand directly to your liquidator (receiver or statutory successor), without decrease.

2. If you become insolvent, the liquidator will give us written notice of a pending claim against you for insurance reinsured under this Agreement within a reasonable time after the claim is filed in the insolvency proceeding. During the insolvency proceedings where the claim is to be settled, we may investigate this pending claim and mediate in your or your liquidator's name, but at our own expense, with any defense or defenses which we may believe available to you or your liquidator.

3. The expenses incurred by us will be chargeable, subject to court approval, against you as part of the expense of liquidation. The benefit which you may accumulate solely as a result of the defense undertaken by us will be shared proportionately. Where two or more reinsurers are involved in the same claim and a majority in interest elect to mediate a defense or defenses to this claim, the expense will be shared as though such expense had been incurred by you.

                                   ARTICLE XV

                                  ARBITRATION

1. Any controversy or claim arising out of or relating to this Agreement will be settled by arbitration.

2. There must be three arbitrators who will be active, prior or retired officers of life insurance companies other than the contracting companies or their subsidiaries or affiliates. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third.

    In the event either contracting company fails to choose an arbitrator within thirty (30) days after the other contracting company has given written notice of its arbitrator appointment, the contracting company which has given written notice may choose two arbitrators who shall in turn choose a third arbitrator before entering arbitration. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) days following their appointment, each arbitrator shall nominate three candidates within ten (10) days thereafter, and the final selection shall be made a court of competent jurisdiction from among the submitted names (three each) or any other persons the court finds to be a qualified and impartial arbitrator.

3. With regard to (2) above, arbitration must be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association which will be in effect on the date of delivery of demand for arbitration.

4. Each contracting company shall pay its arbitrator and its arbitration expenses and the two companies shall share equally the third arbitrator's expenses.

5. The award made by the arbitrators will be final, and judgment may be entered upon it in any court having jurisdiction.

                                  ARTICLE XVI

                              PARTIES TO AGREEMENT

This is an Agreement solely between you and us. There will be no legal relationship between us and any person having an interest of any kind in any of your insurance.

                                  ARTICLE XVII

                                    DAC TAX
                        SECTION 1.848-2(G) (8) ELECTION

If applicable, both of us agree to the following pursuant to Section 1.848-2(g)
(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election will be effective for all subsequent taxable years for which this Agreement remains in effect.

1. The term "party" will refer to either you or us as appropriate.

2. The terms used in this Article are defined by reference to Regulation
   Section 1.848-2 in effect December 1992.

3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

4. Both of us agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

5. You will submit a schedule to us by May 1 of each year of your calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by one of your officers stating that you will report such net consideration in your tax return for the preceding calendar year.

6. We may contest such calculation by providing an alternative calculation to you in writing within thirty (30) days of our receipt of your calculation. If we do not so notify you, we will report the net consideration as determined by you in our tax return for the previous calendar year.

7. If we contest your calculation of the net consideration, both of us will act in good faith to reach an agreement as to the correct amount within thirty
   (30) days of the date we submit our alternative calculation. If both of us reach agreement on an amount of net consideration, each of us will report such amount in their respective tax returns for the previous calendar year.

                                 ARTICLE XVIII

                             DURATION OF AGREEMENT

1. This Agreement may be terminated at any time by either company after December 31, 1998, by giving ninety (90) days' written notice of termination. The day the notice is deposited in the mail addressed to the Home Office or to an Officer of either company will be the first day of the ninety (90) day period.

2. During the ninety (90) day period, this Agreement will continue to be in force.

3. After termination, you and we are both liable under the terms of this Agreement for all automatic reinsurance which becomes effective prior to termination of this Agreement. After termination we are both liable for all automatic and facultative reinsurance which has an application date on or before the effective date of the termination.

                                  ARTICLE XIX

                                   EXECUTION

In witness of the above, this Agreement is signed in duplicate at the dates and places indicated and shall be effective as of November 1, 1995.


Executed in duplicate by               Executed in duplicate by
NORTH AMERICAN SECURITY LIFE           TRANSAMERICA OCCIDENTAL
INSURANCE COMPANY                      LIFE INSURANCE COMPANY
at Boston, Massachusetts,              at Charlotte, North
Carolina,

on April 15, 1996                      on April 15, 1996
   -------------------------------        -------------------------------

By:  Hugh McHaffie                     By:
   -------------------------------        -------------------------------
     Title: Vice President &                       Vice President
            Product Actuary


By:  Richard Hirtle                    By:  David Fairhall
   -------------------------------        -------------------------------
   Title: Senior Vice President                 Second Vice President
          & CFO

                                   SCHEDULE A

                                 SPECIFICATIONS


#  TYPE OF BUSINESS                   Individual and last survivor life
                                      insurance issued by you. The insureds
                                      must be residents of the United States
                                      and issue age 80 or under.

#  PLANS OF INSURANCE                 Venture Life (all policy form numbers
                                      beginning with "VENLIFE")

#  BASIS OF REINSURANCE               80% Quota Share of Net Amount at Risk in
                                      Excess of your Retention Limit as stated in Exhibit I.

#  JUMBO LIMIT                        Life                         $10,000,000

#  BINDING LIMIT                      Life                         $3,500,000

#  POLICY YEARS
   UNTIL RECAPTURE                    Yearly Renewable Term        20 years

                                   SCHEDULE B

                                    BENEFITS


The following benefits are reinsured under this Agreement:

LIFE (Level)        Life reinsurance will be on the yearly renewable term basis for the net amount at risk. The net amount at risk will be the insurance face amount less the cash surrender value, and will be determined on a monthly basis.

                    The Reinsured's total net amount at risk is equal to the following:

                    80% of {(TDB - FAV - VCSV) - 50% of (VDB - VCSV) -
                      Retention Limit as defined in Exhibit I}

                    where:

                    TDB = Total Death Benefit
                    VDB = Variable Death Benefit
                    FDB = Fixed Death Benefit
                    TCSV = Total Cash Surrender Value
                    VCSV = Variable Cash Surrender Value
                    VCSV = Fixed Cash Surrender Value
                    TAV = Total Account Value, including loan collateral account VAV = Variable Account Value, sum of all separate account investment options
                    FAV = Fixed Account Value, including loan collateral account DEBT = Total Outstanding Debt under the contract
                    VDB = TDB times (VAV / TAV)
                    FDB = TDB times (FAV / TAV)
                    VCSV = TCSV times (VAV / TAV)
                    FCSV = TCSV times (FAV / TAV).

                                   SCHEDULE C

                                  DEFINITIONS

1.  AUTOMATIC                         Insurance which must be ceded by the
                                      Reinsured in accordance with the terms of the Agreement and must be accepted by the Reinsurer.

2.  EXCESS                            The Reinsurer agrees to reimburse the
                                      Reinsured for all losses or a large
                                      portion of the losses over the
                                      Reinsured's retention.  The Reinsurer
                                      becomes involved in a loss only after the loss has exceeded the Reinsured's retention.

3.  FACULTATIVE                       Insurance which the Reinsured has the
                                      option to cede and the Reinsurer has the option to accept or decline individual risks. The agreement merely reflects how individual facultative reinsurance shall be handled.

4.  INITIAL
    MINIMUM AMOUNT                    The smallest amount of reinsurance
                                      permitted at the inception of the
                                      reinsurance transaction.

5.  LIFE PREMIUMS                     Yearly Renewable Term (YRT) - Under the
                                      YRT method, the Reinsured transfers to
                                      the Reinsurer the mortality risk on
                                      either a net amount at risk basis or on
                                      an approximation of the net amount at
                                      risk basis.

                                      Flat Extra - Flat extra ratings usually
                                      apply to applicants in hazardous
                                      occupations or avocations or with certain physical impairments of a temporary nature.

                                      Substandard Table Extra - Substandard
                                      table extra ratings usually apply to
                                      physically impaired lives.

6.  NET AMOUNT AT RISK                For permanent insurance, the difference
                                      between the face amount and the policy
                                      mean valuation reserve.  For term
                                      insurance, the full face amount of the
                                      term insurance.

7.  POINT-IN-SCALE                    Based on the issue age and duration of
                                      the original policy reinsured.

8.  POLICY DATE                       The effective date shown on the actual
                                      policy.

9.  QUOTA SHARE                       A form of reinsurance indemnifying the
                                      Reinsured against a fixed percentage of
                                      loss on each risk covered in the
                                      Agreement.

10. RECAPTURE                         The right to not reinsure business
                                      previously reinsured, up through your
                                      standard retention limits, following the twentieth policy anniversary. Exercising right or not exercising right applies uniformly to all business submitted on an automatic basis.

11. REINSURED (YOU, YOUR)             A company which transfers all or part of
                                      the insurance it has written to another
                                      company.

12. REINSURER
    (WE, US, OUR)                     A company which assumes all or part of
                                      the insurance written by another company.

13. REPLACEMENT                       Contractual - An option provided in the
                                      policy which allows for replacement of
                                      one policy for another without evidence
                                      of insurability.

                                      Non-Contractual - An option not provided in the policy. However, replacement of one policy for another must be with new evidence of insurability.

14. RETENTION                         The amount of insurance which the
                                      Reinsured keeps for its own account and
                                      does not reinsure in any way.

15. RISK Insurance on an individual life or joint lives for last survivor insurance.

                                   EXHIBIT I

                                RETENTION LIMITS


1.  LIFE:        Minimum of {50% of (VDB - VCSV) + 100% of (FDB - FAV);
                 $100,000}

                 where VDB, VCSV, FDB, and FAV are defined as in Schedule B.

                                   EXHIBIT II

                              REINSURANCE PREMIUMS


1. Reinsurance premiums under this Agreement will be payable on a monthly basis regardless of how you receive premiums from your insured. The YRT reinsurance premiums are guaranteed for the first three policy years.


2.  STANDARD AND SUBSTANDARD
    TABLE EXTRA PREMIUMS               The substandard table extra premium will
                                       be an additional 25% per table rating of the rates set forth in Exhibit III.

3.  RENEWAL AND
    CONVERSION OF
    INSURANCE                          The renewal and conversion of insurance
                                       shall be considered as a continuation of the original insurance. Future premiums will be calculated on a point-in-scale basis using the applicable rates in the Agreement.


4.     PREMIUM TAX                     We will pay the you 2.25% of reinsurance
                                       premiums to provide reimbursement for any premium taxes which you will be required to pay on the reinsurance premiums payable under this Agreement.

                                  EXHIBIT III

                               YRT RATE SCHEDULES